Exhibit 99.1

Sapphire Stripe Holdings, Inc. and Subsidiaries

Index to Condensed Consolidated Financial Statements (Unaudited)

Page

Condensed Consolidated Financial Statements (Unaudited)

Condensed Consolidated Balance Sheets

as of September 30, 2016 and 20151

Condensed Consolidated Statements of Operations for the

Nine months ended September 30, 2016 and 20152

Condensed Consolidated Statements of Comprehensive Loss for the

Nine months ended September 30, 2016 and 20153

Condensed Consolidated Statements of Cash Flows for the

Nine months ended September 30, 2016 and 20154

Notes to Condensed Consolidated Financial Statements5

Sapphire Stripe Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except for share information)

	(Unaudited) September 30,2016	December 31, 2015
Assets
Current:
Cash and cash equivalents	$1,382	$2,097
Accounts receivable, net of allowance of $26 at
September 30, 2016 and December 31, 2015	9,156	7,924
Prepaid expenses and other current assets	1,197	836
Total current assets	11,735	10,857
Property and equipment, net	1,710	1,565
Deferred charges and other assets	195	249
Acquired intangible assets, net	2,802	4,938
Goodwill	19,660	19,660
Total assets	$36,102	$37,269
Liabilities and Stockholders’ (Deficit) Equity
Current liabilities:
Accounts payable	$618	$785
Accrued expenses	4,817	5,906
Current portion of deferred revenue	21,533	19,705
Other current liabilities	229	314
Short-term debt	7,250	1,592
Total current liabilities	34,447	28,302
Long-term debt	-	6,875
Deferred revenue, net of current portion	336	185
Deferred taxes	1,224	1,107
Other long-term liabilities	158	228
Total liabilities	36,165	36,697
Commitments and contingencies (Note 7)
Stockholders’ (deficit) equity:
Series A Preferred Stock, $10 stated value – authorized 6,000,000 shares, issued and outstanding 4,195,007	41,950	41,950
Common stock, $0.001 par value – authorized 45,600,000 shares, issued and outstanding 41,128,835 and 41,056,835 shares	41	41
Additional paid-in capital	1,808	1,636
Accumulated other comprehensive loss	(13)	(15)
Accumulated deficit	(43,849)	(43,040)
Total stockholders’ (deficit) equity	(63)	572
Total liabilities and stockholders’ (deficit) equity	$36,102	$37,269

See notes to consolidated financial statements.

Sapphire Stripe Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited - in thousands)

Nine months ended September 30,	2016	2015
Revenues:
Recurring	$15,959	$14,739
Services	10,178	8,398
License	3,710	1,601
Total revenues	29,847	24,738
Operating expenses:
Cost of recurring revenue	3,104	2,693
Cost of services	6,743	6,484
Cost of third-party technology	246	452
Amortization of intangible assets	2,136	2,289
Sales and marketing	7,421	9,694
Research and development	6,292	7,283
General and administrative	3,393	3,851
Depreciation	712	721
Total operating expenses	30,047	33,467
Loss from operations	(200)	(8,729)
Interest expense	(303)	(300)
Other expense	(165)	(150)
Net loss before income tax provision	(668)	(9,179)
Income tax expense	141	114
Net loss	$(809)	$(9,293)

See notes to consolidated financial statements.

Sapphire Stripe Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Comprehensive Loss

(Unaudited - in thousands)

Nine months ended September 30,	2016	2015
Net loss	$(809)	$(9,293)
Foreign currency translation adjustment	2	1
Comprehensive loss	$(807)	(9,292)

See notes to consolidated financial statements.

3

Sapphire Stripe Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited - in thousands)

Nine months ended September 30,	2016	2015
Cash flows from operating activities:
Net loss	$(809)	$(9,293)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,848	3,010
Share-based compensation expense	166	252
Deferred taxes	117	114
Amortization of debt issuance costs	16	15
Changes in operating assets and liabilities:
Accounts receivable	(1,232)	1,499
Prepaid expense and other current assets	(361)	(29)
Accounts payable	(167)	355
Accrued expenses and other liabilities	(1,087)	663
Deferred revenue	1,979	1,282
Other liabilities	83	(32)
Other assets	38	-
Net cash (used in) provided by operating activities	1,591	(2,164)
Cash flows from investing activities:
Purchases of property and equipment	(857)	(412)
Net cash used in investing activities	(857)	(412)
Cash flows from financing activities:
Proceeds from bank borrowing	-	2,500
Payments on bank debt	(1,217)	(1,263)
Exercises of stock options	6	6
Payments on capital lease obligations	(238)	-
Payments of debt issuance costs	-	(9)
Net cash (used in) provided by financing activities	(1,449)	1,234
Net decrease in cash and cash equivalents	(715)	(1,342)
Cash and cash equivalents, beginning of period	2,097	3,414
Cash and cash equivalents, end of period	$1,382	$2,072
Supplemental disclosure of cash flow information:
Cash paid for interest	$283	$290

See notes to consolidated financial statements.

4

Sapphire Stripe Holdings, Inc. and Subsidiaries

Condensed Notes to Consolidated Financial Statements

(Unaudited - Table Amounts in Thousands, Except Share and per share Data)

1.	Description of Business

Sapphire Stripe Holdings, Inc., a Delaware Corporation (“the Company”) was incorporated on June 25, 2009, at which time it became the parent company of Revitas, Inc. pursuant to a merger. The majority owner of the Company is LLR Partners, Inc., a private equity firm. For purposes of these financial statements, the Company and Revitas are considered a single entity.

The Company provides software solutions and related professional services that allow customers to manage their contract-based, business-to-business relationships through the entirety of the contract management lifecycle. Historically, the Company’s primary customer base has included parties involved in the sale and distribution of pharmaceutical and other healthcare products, including manufacturers, purchasers, groups of purchasers and distributors. The Company also markets a few of its product offerings to large-sized companies (with annual revenues exceeding $500 million) in other industries.

On January 5, 2017, the Company was acquired by Model N, Inc.

2.	Significant Accounting Policies

The Company’s financial statements reflect the application of accounting policies as described below and elsewhere in these notes to financial statements.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Revitas Technologies Private Limited which is based in India and Revitas International Limited which is based in the United Kingdom. All significant intercompany transactions and accounts have been eliminated in consolidation.

Basis for Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (U.S. GAAP) and applicable rules. Certain information and note disclosures normally included in the financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations. The unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes included in the audited annual financial statements at December 31, 2015. There have been no changes in the significant accounting policies from those that were disclosed in the audited consolidated financial statements for the fiscal year ended December 31, 2015.

In the opinion of management, the unaudited interim consolidated financial statements include all the normal recurring adjustments necessary to present fairly the condensed consolidated financial statements. The results of operations for the nine months ended September 30, 2016 and 2015 were not necessarily indicative of the operating results for the full fiscal year or any future periods.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Major assets and liabilities that are subject to estimates include allowance for doubtful accounts, goodwill and other intangible assets, deferred tax assets and liabilities and certain accrued and contingent liabilities.

5

Sapphire Stripe Holdings, Inc. and Subsidiaries

Condensed Notes to Consolidated Financial Statements

(Unaudited - Table Amounts in Thousands, Except Share and per share Data)

Revenue Recognition

The Company reports revenues in three revenue categories – Recurring, Services and License. Recurring revenue consists of (i) fees generated from the provision of maintenance, support, and cloud hosting services and (ii) subscription revenues. Services revenue is comprised of professional service and training fees and related reimbursable out-of-pocket expenses. License revenue consists of non-recurring license fees generated from perpetual license agreements.

The Company recognizes software license revenue in accordance with ASC 985-605 Software Revenue Recognition when all of the following conditions are met: there is evidence of an arrangement with the customer, delivery has occurred, the total sales price is fixed and determinable, collection is probable, and there are no significant post-delivery obligations.

The Company accounts for software multiple element arrangements under separate units of accounting if all of the following criteria are met:

•The functionality of the delivered elements is not dependent on the undelivered elements;

•There is vendor specific objective evidence (“VSOE”) of fair value of the undelivered elements. VSOE of fair value is based on the price charged when the deliverable is sold separately by the Company on a regular basis and not as part of the multiple element arrangement; and

•Delivery of the delivered elements represents the culmination of the earnings process for that element.

If an acceptance period is required, revenues are deferred until customer acceptance. In cases where collection is not deemed probable, the Company recognizes the license fee as payments are received. In cases where significant production or customization is required prior to attaining technological feasibility of the software, license fees are recognized on a percentage-of-completion basis and are credited to research and development expenses as a funded development arrangement. After the software attains technological feasibility, recognizable license fees are reported as license revenue.

Current and prospective customers have the option of entering into a subscription agreement as an alternative to the Company’s standard perpetual license contract model. The standard subscription arrangement is presently a fixed fee agreement over three or more years, covering license fees, unspecified new product releases and maintenance and support, generally payable in equal quarterly or annual installments commencing upon execution of the agreement. For subscription arrangements which include rights to specified products which are not yet generally available to customers, revenue recognition is deferred until all elements of the arrangement including any such specified products have been delivered. For all other subscription arrangements, the Company recognizes all revenue ratably over the term of the subscription agreement commencing upon delivery of the initial product. Subscription installment amounts that are not yet contractually billable to customers are not reflected in deferred revenues on the Company’s consolidated balance sheet.

The Company also markets its software as a service (“SaaS”) to prospective customers. Under such an arrangement, the customer pays a recurring fee in exchange for rights to use the Company’s software products via remote access to Company-hosted servers. The typical SaaS arrangement has a minimum term of three or more years and maintenance and support services are included at no additional fee. The Company may also provide professional services to customers in conjunction with a SaaS arrangement. The Company recognizes SaaS-derived revenue in accordance with ASC 605-25 Arrangements with Multiple Elements. The Company uses the relative selling price method to allocate the total consideration to units of accounting in a multiple element arrangement, with such pricing based on vendor-specific objective evidence or other third party evidence of selling price if VSOE is not available. SaaS fees are recognized ratably over the term of the arrangement. Professional services, which are deemed to have stand alone value, are recognized as the services are performed.

Maintenance and support fees are recognized ratably over the term of the service period, which is generally twelve months. When maintenance and support is included in the total license fee, a portion of the total fee is allocated to

6

Sapphire Stripe Holdings, Inc. and Subsidiaries

Condensed Notes to Consolidated Financial Statements

(Unaudited - Table Amounts in Thousands, Except Share and per share Data)

maintenance and support based upon the price paid by the customer when sold separately, generally as renewals in the second year.

Professional service revenues are recognized as the services are performed. If conditions for acceptance exist, professional service revenues are recognized upon customer acceptance. For fixed fee professional service contracts, anticipated losses are provided for in the period in which the loss is probable and can be reasonably estimated. Training revenues are recognized as the services are provided. Included in training revenues are registration fees received from participants in the Company’s periodic off-site user training conferences.

Payments received from customers at the inception of a maintenance period are treated as deferred service revenues and recognized ratably over the maintenance period. Payments received from customers in advance of product shipment or revenue recognition are treated as deferred revenues and recognized when the product is shipped to the customer or when otherwise earned.

Goodwill

Goodwill is tested for impairment at least annually or on an interim basis if an event occurs or circumstances change that would likely reduce the fair value of a reporting unit below its carrying value.

Goodwill is tested for impairment at the reporting unit level, using a two-step approach. The first step compares the fair value of a reporting unit to its carrying amounts, including goodwill. If the fair value of the reporting unit is greater than its carrying amount, goodwill is not considered impaired and the second step is not required. If the fair value of the reporting unit is less than its carrying amount, the second step of the impairment test measures the amount of the impairment loss, if any, by comparing the implied fair value of goodwill to its carrying amount. If the carrying amount of goodwill exceeds its implied fair value, an impairment loss is recognized equal to that excess. The implied fair value of goodwill is calculated in the same manner that goodwill is calculated in a business combination, whereby the fair value of the reporting unit is allocated to all of the assets and liabilities of that unit (including any unrecognized intangible assets), with the excess purchase price over the amounts assigned to assets and liabilities representing the implied fair value of goodwill. There were no impairments to goodwill at September 30, 2016 and December 31, 2015.

Concentrations of Credit Risk

Financial instruments that potentially expose the Company to concentrations of credit risk consist of cash and accounts receivable. The Company believes the concentration of credit risk with respect to cash equivalents is limited because the Company places its investments in triple A rated overnight institutional money market funds. Concentration of credit risk with respect to accounts receivable is limited to certain customers to whom the Company makes substantial sales. The Company generally requires no collateral. To reduce risk, the Company routinely assesses the financial strength of its customers and, as a consequence, believes that its accounts receivable credit risk exposure is limited. The Company maintains an allowance for doubtful accounts and estimated losses but historically has not experienced any significant losses related to individual customers or groups of customers in any particular industry or geographic area.

7

Sapphire Stripe Holdings, Inc. and Subsidiaries

Condensed Notes to Consolidated Financial Statements

(Unaudited - Table Amounts in Thousands, Except Share and per share Data)

The Company had three customers whose accounts receivable balances, including unbilled amounts, individually represented 10% or more of the Company’s total accounts receivable, as follows:

	September 30,	December 31,
	2016	2015
Customer A	41.1%	29.3%
Customer B	12.9%	*
Customer C	*	17.7%

*Less than 10% of the Company’s total

The Company had two customers which generated revenue that represented a significant percentage of the Company’s total revenue, as follows:

Nine months ended September 30,	2016	2015
Customer A	14.2%	*
Customer D	13.2%	14.8%

*Less than 10% of the Company’s total

Property and Equipment, net

Property and equipment are recorded at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets, which are indicated in the table below. Repair and maintenance costs are expensed as incurred.

Description	Estimated Useful Lives
Computer software	3 years
Computer hardware	3 years
Furniture and equipment	5-7 years
Leasehold improvements	5 years*

*Leasehold improvements are amortized over the asset’s estimated useful life or expected lease term, whichever is less.

Income Taxes

In its accounting for uncertainties in income taxes, the Company uses the threshold for recognizing the benefits of tax-return positions in the financial statements as “more-likely-than not” to be sustained by the taxing authorities. As of September 30, 2016 and December 31, 2015, the Company believes it had no material uncertain tax positions and accordingly it did not recognize any liability for unrecognized tax benefits.

The Company’s practice is to recognize interest and/or penalties related to income tax matters in income tax expense. To date, such interest and penalty charges have not been material. A deferred tax asset or liability is recorded for temporary differences in the bases of assets and liabilities for book and tax purposes and loss carry forwards based on enacted rates expected to be in effect when these temporary items are expected to reverse. Valuation allowances are provided to the extent it is more likely than not that all or a portion of the deferred tax assets will not be realized.

Stock-Based Compensation

At September 30, 2016 and December 31, 2015, the Company had one stock-based employee and director compensation plan, which is described more fully in Note 7.

8

Sapphire Stripe Holdings, Inc. and Subsidiaries

Condensed Notes to Consolidated Financial Statements

(Unaudited - Table Amounts in Thousands, Except Share and per share Data)

The Company measures and records the compensation cost of employee and director services in exchange for stock option grants and other equity awards based on the grant-date fair value of the awards. The values of the portions of the awards that are ultimately expected to vest are recognized as expense over the requisite service periods. The Company accounts for stock options and awards granted to non-employees other than directors using the fair-value method.

Under the fair–value method, compensation associated with equity awards is determined based on the estimated fair value of the award itself, measured using either current market data or an established option pricing model. The measurement date for employee and director awards is generally the date of grant. The measurement date for awards granted to non-employees other than directors is generally the date that performance of certain services is complete.

The Company’s calculations of the fair value of stock option grants were made using the Black-Scholes option pricing model with the following assumptions, and resulted in the following weighted average grant-date fair values of options granted.  The Company did not grant any stock options during the nine-month period ended September 30, 2016.

December 31,	2015
Risk-free interest rates	1.60-1.95%
Expected volatility	100%
Expected dividends	-
Expected term (in years)	5.7
Weighted average grant-date fair value of options granted during the year	$.25

The risk-free interest rate was derived from the published U.S. Treasury yield curve, based on expected term. The Company uses historical volatility of the Company’s pre-merger common stock and the volatility of comparable software company’s stock to estimate expected volatility. The expected term of options granted was derived from Company historical data including, among other things, option exercises, forfeitures and cancellations.

For the nine-month periods ended September 30, 2016 and 2015, stock compensation expense amounted to $166,000 and $252,000, respectively.

As of September 30, 2016, unamortized compensation cost, net of estimated forfeitures, related to non-vested stock options and non-vested restricted shares granted under the Company’s stock incentive plans, amounted to $189,000 and $432,000, respectively. These costs are to be amortized over weighted average periods of 1.6 years.

3.	Accrued Expenses

Accrued expenses consist of the following:

	September 30,	December 31,
	2016	2015
Accrued salaries and benefits	$2,117	$2,457
Accrued commissions and bonuses	1,482	2,105
Accrued consulting and professional fees	600	462
Accrued royalties	65	341
Accrued other	553	541
Total accrued expenses	$4,817	$5,906

9

Sapphire Stripe Holdings, Inc. and Subsidiaries

Condensed Notes to Consolidated Financial Statements

(Unaudited - Table Amounts in Thousands, Except Share and per share Data)

4.	Property and Equipment, net

The cost and accumulated depreciation of property and equipment consist of the following:

	September 30,	December 31,
	2016	2015
Computer hardware	$3,402	$3,822
Computer software	1,957	2,012
Furniture and equipment	1,079	1,176
Leasehold improvements	780	766
	7,218	7,776
Less-accumulated depreciation	5,508	6,211
Total property and equipment, net	$1,710	$1,565

Depreciation expense for the nine-month periods ended September 30, 2016 and 2015 amounted to $712,000 and $721,000, respectively. Disposals of fully-depreciated assets during the nine-month periods ended September 30, 2016 and 2015 amounted to $1.4 million and $0, respectively.

5.	Acquired Intangible Assets, net

The gross carrying value and accumulated amortization of other acquired intangible assets consist of the following:

	September 30,	December 31,
	2016	2015
Developed technology	$18,000	$18,000
Customer relationships	11,300	11,300
Services backlog	101	101
	29,401	29,401
Less-accumulated amortization	26,599	24,463
Total acquired intangible assets, net	$2,802	$4,938

Developed technology is being amortized on a straight-line basis over its estimated useful life of eight years. Customer relationships are being amortized over a 10 year period using an accelerated method determined by the projected cash flows related to customer relationships acquired. Services backlog was fully amortized at December 31, 2013.

Projected future amortization is as follows:

Period ended December 31,
2016	$712
2017	1,585
2018	354
2019	151
Total	$2,802

Amortization expense for the nine months ended September 30, 2016 and 2015 amounted to approximately $2.1 million and $2.3 million, respectively.

6.	Bank Debt

On November 30, 2009, the Company entered into a Loan and Security Agreement (the “Loan Agreement”) with a bank. The Loan Agreement provided for a $7.5 million term loan, a $5.0 million working capital line of credit subject to a borrowing base of 80% of eligible accounts receivable, as defined, and a $600,000 equipment line of credit. In connection with the Loan Agreement, the Company incurred $110,000 in debt issuance costs which were

10

Sapphire Stripe Holdings, Inc. and Subsidiaries

Condensed Notes to Consolidated Financial Statements

(Unaudited - Table Amounts in Thousands, Except Share and per share Data)

amortized into interest expense using the effective interest method over the period leading up to original maturity date of the $7.5 million term loan. All credit extended under the Loan Agreement was secured by substantially all assets of the Company and the Company was subject to certain financial covenants, as defined.

In 2011 and 2010, the Company entered into several amendments to the Loan Agreement in order to (i) address the Company’s inability at times to comply with several of the agreement’s financial covenants, specifically minimum requirements for cash balances, net working capital and adjusted EBITDA (which is defined as net earnings calculated without including the impact of depreciation and amortization, income taxes, interest expense, stock option charges, and any other non-cash GAAP charges or credits), (ii) defer the onset of scheduled principal payments on the term loan by two years, and (iii) defer the maturity dates for the term loan and working capital line of credit by two years and 13 months, respectively. Pursuant to these amendments, all instances of the Company’s non-compliance with the loan’s financial covenants were waived by the bank and some of the financial covenants were either eliminated or revised. As consideration for the loan changes and non-compliance waivers, the bank decreased the working capital line availability by the amount of any outstanding equipment line advances, and increased the interest rate premium over LIBOR for both the term loan and working capital line of credit by 1.0%. In December 2012, the Loan Agreement was amended to defer by three months: (a) the onset of scheduled principal payments on the term loan, and (b) the maturity dates for the term loan and working capital line of credit.

In June 2013, the Loan Agreement was further amended (the “2013 Amendment”), providing for a $7.1 million term loan, a $2.5 million working capital line of credit subject to a borrowing base of 80% of eligible accounts receivable, as defined, and a $550,000 equipment line of credit. Most of the proceeds from the 2013 Amendment were used to pay off the $6.9 million balance outstanding on the original term loan. The $550,000 in proceeds from the equipment line of credit was used to pay for certain capital expenditures. In connection with the 2013 Amendment, the Company incurred $28,000 in debt issuance costs which are being amortized into interest expense using the effective interest method over the period leading up to maturity date of the $7.1 million term loan.

In October 2014, the Loan Agreement was further amended (the “2014 Amendment”), providing for a $5.0 million investor-guaranteed term line and eliminating the $2.5 million working capital line of credit then in effect. Under the investor-guaranteed term line, repayment of which is guaranteed by the Company’s principal owner LLR Partners, Inc., $2.5 million of the line was advanced during 2014 and the remaining $2.5 million was advanced in March 2015. Interest is payable monthly at a rate of either LIBOR plus 3.75% or the bank’s prime rate plus 1.00%. The investor-guaranteed term line has a maturity date of March 31, 2017, however principal amounts of any advances cannot be repaid prior to the repayment of all other loans and lines of credit under the Loan Agreement. Under the 2014 Amendment, all previous financial covenants were terminated and all existing defaults thereunder were waived. Also, the Company is now subject to certain new financial covenants, as defined. In connection with the 2014 Amendment, the Company incurred $27,000 in debt issuance costs which are being amortized into interest expense over the period leading up to the March 31, 2017 maturity date of the investor-guaranteed term line.

In May 2015, the Loan Agreement was further amended (the “2015 Amendment”), providing for a $3.5 million investor-guaranteed revolving line of credit. Under the investor-guaranteed revolving line, repayment of which is guaranteed by the Company’s principal owner LLR Partners, Inc., advances may be requested, repaid and reborrowed at any time without penalty prior to the line’s May 5, 2017 maturity date, at which time any outstanding advances must be repaid in full.  Interest is payable monthly at a rate of either LIBOR plus 3.75% or the bank’s prime rate plus 1.00%. In connection with the 2015 Amendment, the Company incurred $9,000 in debt issuance costs which are being amortized into interest expense over the period leading up to the May 2017 maturity date of the investor-guaranteed revolving line. $1.0 million of the line was advanced during 2015 and then repaid in full prior to year’s end, and there have been no further advances.  There was no principal balance outstanding as of September 30, 2016 and December 31, 2015.

As of September 30, 2016, $5.0 million of principal was outstanding under the investor-guaranteed term line and this entire amount was classified as short-term debt.  As of December 31, 2015, $5.0 million of principal was outstanding under the investor-guaranteed term line and this entire amount was classified as long-term debt.

11

Sapphire Stripe Holdings, Inc. and Subsidiaries

Condensed Notes to Consolidated Financial Statements

(Unaudited - Table Amounts in Thousands, Except Share and per share Data)

The $7.1 million term loan is payable in 19 quarterly principal installments of $375,000 beginning in July 2013, payable on the first business day of each quarter, until the final scheduled principal payment in January 2018. However, the maturity date of this loan has been accelerated to March 31, 2017 pursuant to the 2014 Amendment. Interest thereon is payable quarterly on the last business day of each quarter. Any portion of the term loan may be prepaid without penalty or premium. As of September 30, 2016, $2.3 million of principal was outstanding with the entire amount classified as short-term debt. As of December 31, 2015, $3.4 million of principal was outstanding with $1.5 million classified as short-term debt and $1.9 million classified as long-term debt.

The $550,000 principal amount borrowed under the equipment line of credit was being repaid in thirty-six (36) equal monthly installments of $15,000 plus accrued interest beginning in July 2013. As of September 30, 2016, the equipment line of credit was repaid in full and no principal balance was outstanding. As of December 31, 2015, $92,000 of principal was outstanding with the entire amount classified as short-term debt.

All credit extended under the amended Loan Agreement is secured by substantially all assets of the Company. As of September 30, 2016 and December 31, 2015, the Company was in compliance with all loan covenants as amended.

Principal amounts outstanding under the Loan Agreement at September 30, 2016 are payable as follows:

Period ending December 31,
2016	$375
2017	6,875

7.	Stockholders’ Equity

Authorized Capital

The Company has authorized capital stock of 53,100,000 shares, of which (i) 45,600,000 shares are designated as common stock, $0.001 par value per share, (ii) 6,000,000 shares are designated as Series A preferred stock, $10.00 stated value per share, and (iii) 1,500,000 shares are designated as other preferred stock, $0.001 par value per share. The authorized capital stock share count includes increases of 2,100,000 shares and 1,500,000 shares, respectively, of common stock that were approved by the Company’s board of directors in 2014 and 2015. At September 30, 2016 and December 31, 2015, the Company had reserved 2,862,775 and 2,934,775 shares of common stock, respectively, for issuance to its employees upon the exercise of stock options.

Series A Preferred Stock

When and if declared, holders of the Company’s Series A preferred stock are entitled to receive preferential dividends, which shall accumulate and accrue on a daily basis from date of issuance at an annual rate equal to eight percent (8%) of the aggregate stated value. No dividends have yet been declared or paid. At September 30, 2016 and December 31, 2015, the liquidation preference for the Series A preferred stock amounted to $74.1 million (including $32.2 million in cumulative unpaid dividends) and $69.8 million (including $27.9 million in cumulative unpaid dividends), respectively.

Stock Incentive Plan

In August 2009, the Company adopted the Sapphire Stripe Holdings, Inc. 2009 Equity Incentive Plan (“2009 Plan”), which provided for the grant of up to 8,366,667 shares of common stock in the form of incentive stock options, nonqualified stock options, restricted stock awards and other stock-based awards. In 2014 and 2015, the Company’s board of directors increased the number of shares of common stock available under the 2009 Plan by 2,266,666 shares and 1,500,000 shares, respectively, to 12,133,333 shares. Unissued shares covered by any previous award under the 2009 Plan which expire or are terminated, surrendered or cancelled without having been fully exercised

12

Sapphire Stripe Holdings, Inc. and Subsidiaries

Condensed Notes to Consolidated Financial Statements

(Unaudited - Table Amounts in Thousands, Except Share and per share Data)

shall be available for future grant under the 2009 Plan. All of the Company’s officers, employees, directors, consultants and advisors are eligible to receive awards under the 2009 Plan.

Stock options granted under the 2009 Plan terminate 10 years after grant and vest over periods set by the Company’s board of directors. The vesting period for options granted to date has been for five years on a ratable basis. The vesting period for restricted stock awards to executives has been ratably over a five-year period, except for a portion of the awards to executive management that will not vest unless certain performance conditions associated with these awards have been met. The vesting period for restricted stock awards to non-employee directors has been ratably over a four-year period.

The following table summarizes stock option activity under the 2009 Plan for the nine-month periods ended September 30, 2016 and December 31, 2015:

	Number of Shares	Weighted Average Exercise Price
Outstanding at January 1, 2015	3,216,775	$0.21
Granted during 2015	2,110,750	0.16
Exercised during 2015	(137,800)	0.07
Cancelled during 2015	(2,254,950)	0.27
Outstanding at December 31, 2015	2,934,775	$0.13
Exercised during 2016	(72,000)	0.07
Cancelled during 2016	(211,350)	0.13
Outstanding at September 30, 2016	2,651,425	$0.13
Exercisable at September 30, 2016	1,437,250	$0.11

At September 30, 2016, the weighted average remaining contractual term and aggregate intrinsic value for outstanding options were 6.9 years and $86,000, respectively. Stock based compensation expense for options that vested during the nine-month periods ended September 30, 2016 and 2015 was $74,000 and $183,000, respectively.

The following table summarizes restricted stock award activity under the 2009 Plan for the nine-month periods ended September 30, 2016 and December 31, 2015:

	Number of Shares	Weighted Average Grant Date Fair Value
Non-vested at January 1, 2015	2,294,345	$0.23
Awarded during 2015	1,566,000	0.16
Vested during 2015	(593,871)	0.29
Forfeited during 2015	(686,350)	0.07
Non-vested at December 31, 2015	2,580,124	0.22
Vested during 2016	(679,287)	0.22
Non-vested at September 30, 2016	1,900,837	$0.22

Stock based compensation expense for restricted stock awards that vested during the periods ended September 30, 2016 2015 was $92,000 and $69,000, respectively.

8.	Income Taxes

In the nine-month periods ended September 30, 2016 and 2015, the Company recorded an expense for income taxes of $141,000 and $114,000, respectively. The 2016 provision of $141,000 was comprised of (i) $117,000 of deferred

13

Sapphire Stripe Holdings, Inc. and Subsidiaries

Condensed Notes to Consolidated Financial Statements

(Unaudited - Table Amounts in Thousands, Except Share and per share Data)

tax expense in connection with deductible goodwill amortization and (ii) $24,000 of anticipated alternative minimum tax.  The 2015 provision of $114,000 was entirely comprised of deferred tax expense in connection with deductible goodwill amortization. Due to the uncertainty surrounding the Company’s ability to realize its net operating loss carryforwards and other deferred tax assets, a full valuation allowance has been placed against the related net deferred tax asset.

The Company’s deferred tax liability at September 30, 2016 and December 31, 2015 of $1.2 million and $1.1 million, respectively, is comprised entirely of book-tax differences in connection with goodwill.

9.	Employee Benefit Plan

The Company sponsors a 401(k) defined contribution plan as a retirement plan for its qualifying employees. The matching contributions paid by the Company during the nine-month periods ended September 30, 2016 and 2015 amounted to $182,000 and $176,000, respectively.

14

Sapphire Stripe Holdings, Inc. and Subsidiaries

Index to Audited Consolidated Financial Statements

Page

Independent Auditor’s Report2

Consolidated Financial Statements

Consolidated Balance Sheets

as of December 31, 2015 and 20143

Consolidated Statements of Operations for the

Years Ended December 31, 2015 and 20144

Consolidated Statements of Comprehensive Loss for the

Years Ended December 31, 2015 and 20145

Consolidated Statements of Stockholders’ Equity for the

Years Ended December 31, 2015 and 20146

Consolidated Statements of Cash Flows for the

Years Ended December 31, 2015 and 20147

Notes to Consolidated Financial Statements8

Independent Auditor’s Report

Board of Directors

Sapphire Stripe Holdings, Inc.

Philadelphia, Pennsylvania

We have audited the accompanying consolidated financial statements of Sapphire Stripe Holdings, Inc. and its subsidiaries, which comprise the consolidated balance sheets as of December 31, 2015 and 2014, and the related consolidated statements of operations, comprehensive loss, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sapphire Stripe Holdings, Inc. and its subsidiaries as of December 31, 2015 and 2014, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP

Woodbridge, New Jersey

March 17, 2017

Sapphire Stripe Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

(in thousands, except for share information)

December 31,	2015	2014
Assets
Current:
Cash and cash equivalents	$2,097	$3,414
Accounts receivable, net of allowance of $26 at December 31, 2015 and 2014	7,924	6,454
Prepaid expenses and other current assets	836	1,095
Total current assets	10,857	10,963
Property and equipment, net	1,565	1,600
Deferred charges and other assets	249	260
Acquired intangible assets, net	4,938	7,989
Goodwill	19,660	19,660
Total assets	$37,269	$40,472
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$785	$577
Accrued expenses	5,906	4,535
Current portion of deferred revenue	19,705	15,411
Other current liabilities	314	-
Short-term debt	1,592	1,683
Total current liabilities	28,302	22,206
Long-term debt	6,875	5,967
Deferred revenue, net of current portion	185	2,771
Deferred taxes	1,107	955
Other long-term liabilities	228	111
Total liabilities	36,697	32,010
Commitments and contingencies (Note 7)
Stockholders’ equity:
Series A Preferred Stock, $10 stated value – authorized 6,000,000 shares, issued and outstanding 4,195,007 at December 31, 2015 and 2014	41,950	41,950
Common stock, $0.001 par value – authorized 45,600,000 and 44,100,000 shares at December 31, 2015 and 2014, respectively, issued and outstanding 41,056,835 and 40,039,385 shares at December 31, 2015 and 2014, respectively	41	40
Additional paid-in capital	1,636	1,333
Accumulated other comprehensive loss	(15)	(15)
Accumulated deficit	(43,040)	(34,846)
Total stockholders’ equity	572	8,462
Total liabilities and stockholders’ equity	$37,269	$40,472

See accompanying independent auditor’s report and notes to consolidated financial statements.

Sapphire Stripe Holdings, Inc. and Subsidiaries

Consolidated Statements of Operations

(in thousands)

Years ended December 31,	2015	2014
Revenues:
Recurring	$19,851	$19,393
Services	12,089	9,296
License	5,612	2,734
Total revenues	37,552	31,423
Operating expenses:
Cost of recurring revenue	3,586	3,585
Cost of services	8,807	9,400
Cost of third-party technology	822	175
Amortization of intangible assets	3,051	3,374
Sales and marketing	12,716	11,912
Research and development	10,122	11,931
General and administrative	4,931	4,364
Depreciation	1,000	1,165
Total operating expenses	45,035	45,906
Loss from operations	(7,483)	(14,483)
Interest expense	(413)	(311)
Other (expense) income	(146)	6
Net loss before income tax provision	(8,042)	(14,788)
Income tax expense	152	185
Net loss	$(8,194)	$(14,973)

See accompanying independent auditor’s report and notes to consolidated financial statements.

Sapphire Stripe Holdings, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Loss

(in thousands)

Years ended December 31,	2015	2014
Net loss	$(8,194)	$(14,973)
Foreign currency translation adjustment	-	3
Comprehensive loss	$(8,194)	(14,970)

See accompanying independent auditor’s report and notes to consolidated financial statements.

Sapphire Stripe Holdings, Inc. and Subsidiaries

Consolidated Statements of Stockholders’ Equity

(in thousands, except for share information)

	Series A Preferred Stock		Common Stock		Additional Paid-In Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Value	Shares	Value
Balance, December 31, 2013	4,195,007	$41,950	38,704,893	$39	$1,173	$(18)	$(19,873)	$23,271
Issuance of restricted stock	-	-	1,505,000	1	(1)	-	-	-
Forfeiture of restricted stock	-	-	(413,100)	-	-	-	-	-
Exercise of stock options	-	-	242,592	-	21	-	-	21
Share based compensation expense	-	-	-	-	140	-	-	140
Foreign currency translation adjustment	-	-	-	-	-	3	-	3
Net loss	-	-	-	-	-	-	(14,973)	(14,973)
Balance, December 31, 2014	4,195,007	41,950	40,039,385	40	1,333	(15)	(34,846)	8,462
Issuance of restricted stock	-	-	1,566,000	2	(2)	-	-	-
Forfeiture of restricted stock	-	-	(686,350)	(1)	1	-	-	-
Exercise of stock options	-	-	137,800	-	10	-	-	10
Share based compensation expense	-	-	-	-	294	-	-	294
Foreign currency translation adjustment	-	-	-	-	-	-	-	-
Net loss	-	-	-	-	-	-	(8,194)	(8,194)
Balance, December 31, 2015	4,195,007	$41,950	41,056,835	$41	$1,636	$(15)	$(43,040)	$572

See accompanying independent auditor’s report and notes to consolidated financial statements.

Sapphire Stripe Holdings, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(in thousands)

Years ended December 31,	2015	2014
Cash flows from operating activities:
Net loss	$(8,194)	$(14,973)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	4,051	4,539
Share-based compensation expense	294	140
Deferred taxes	152	185
Amortization of debt issuance costs	21	11
Changes in operating assets and liabilities:
Accounts receivable	(1,470)	8,904
Prepaid expense and other current assets	342	(278)
Accounts payable	208	(134)
Accrued expenses and other liabilities	1,371	92
Deferred revenue	1,708	4,013
Other liabilities	(37)	(145)
Other assets	-	(160)
Net cash (used in) provided by operating activities	(1,554)	2,194
Cash flows from investing activities:
Purchases of property and equipment	(581)	(618)
Net cash used in investing activities	(581)	(618)
Cash flows from financing activities:
Proceeds from bank borrowing	3,500	2,500
Payments on bank debt	(2,683)	(1,683)
Exercises of stock options	10	21
Payments of debt issuance costs	(9)	(27)
Net cash provided by financing activities	818	811
Net (decrease) increase in cash and cash equivalents	(1,317)	2,387
Cash and cash equivalents, beginning of period	3,414	1,027
Cash and cash equivalents, end of period	$2,097	$3,414
Supplemental disclosure of cash flow information:
Cash paid for interest	$352	$297
Supplemental disclosure of non-cash activities:
Property and equipment and other assets acquired under capital lease	$468	$-

See accompanying independent auditor’s report and notes to consolidated financial statements.

Sapphire Stripe Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Table Amounts in Thousands, Except Share and per share Data)

1.	Description of Business

Sapphire Stripe Holdings, Inc., a Delaware Corporation (“the Company”) was incorporated on June 25, 2009, at which time it became the parent company of Revitas, Inc. pursuant to a merger. The majority owner of the Company is LLR Partners, Inc., a private equity firm. For purposes of these financial statements, the Company and Revitas are considered a single entity.

The Company provides software solutions and related professional services that allow customers to manage their contract-based, business-to-business relationships through the entirety of the contract management lifecycle. Historically, the Company’s primary customer base has included parties involved in the sale and distribution of pharmaceutical and other healthcare products, including manufacturers, purchasers, groups of purchasers and distributors. The Company also markets a few of its product offerings to large-sized companies (with annual revenues exceeding $500 million) in other industries.

On January 5, 2017, the Company was acquired by Model N, Inc.

2.	Significant Accounting Policies

The Company’s financial statements reflect the application of accounting policies as described below and elsewhere in these notes to financial statements.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Revitas Technologies Private Limited which is based in India and Revitas International Limited which is based in the United Kingdom. All significant intercompany transactions and accounts have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Major assets and liabilities that are subject to estimates include allowance for doubtful accounts, goodwill and other intangible assets, deferred tax assets and liabilities and certain accrued and contingent liabilities.

Revenue Recognition

The Company reports revenues in three revenue categories – Recurring, Services and License. Recurring revenue consists of (i) fees generated from the provision of maintenance, support, and hosting services and (ii) subscription revenues. Services revenue is comprised of professional service and training fees and related reimbursable out-of-pocket expenses. License revenue consists of non-recurring license fees generated from perpetual license agreements.

The Company recognizes software license revenue in accordance with ASC 985-605 Software Revenue Recognition when all of the following conditions are met: there is evidence of an arrangement with the customer, delivery has occurred, the total sales price is fixed and determinable, collection is probable, and there are no significant post-delivery obligations.

The Company accounts for software multiple element arrangements under separate units of accounting if all of the following criteria are met:

Sapphire Stripe Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Table Amounts in Thousands, Except Share and per share Data)

•The functionality of the delivered elements is not dependent on the undelivered elements;

•There is vendor specific objective evidence (“VSOE”) of fair value of the undelivered elements. VSOE of fair value is based on the price charged when the deliverable is sold separately by the Company on a regular basis and not as part of the multiple element arrangement; and

•Delivery of the delivered elements represents the culmination of the earnings process for that element.

If an acceptance period is required, revenues are deferred until customer acceptance. In cases where collection is not deemed probable, the Company recognizes the license fee as payments are received. In cases where significant production or customization is required prior to attaining technological feasibility of the software, license fees are recognized on a percentage-of-completion basis and are credited to research and development expenses as a funded development arrangement. After the software attains technological feasibility, recognizable license fees are reported as license revenue.

Current and prospective customers have the option of entering into a subscription agreement as an alternative to the Company’s standard perpetual license contract model. The standard subscription arrangement is presently a fixed fee agreement over three or more years, covering license fees, unspecified new product releases and maintenance and support, generally payable in equal quarterly or annual installments commencing upon execution of the agreement. For subscription arrangements which include rights to specified products which are not yet generally available to customers, revenue recognition is deferred until all elements of the arrangement including any such specified products have been delivered. For all other subscription arrangements, the Company recognizes all revenue ratably over the term of the subscription agreement commencing upon delivery of the initial product. Subscription installment amounts that are not yet contractually billable to customers are not reflected in deferred revenues on the Company’s consolidated balance sheet.

The Company also markets its software as a service (“SaaS”) to prospective customers. Under such an arrangement, the customer pays a recurring fee in exchange for rights to use the Company’s software products via remote access to Company-hosted servers. The typical SaaS arrangement has a minimum term of three or more years and maintenance and support services are included at no additional fee. The Company may also provide professional services to customers in conjunction with a SaaS arrangement. The Company recognizes SaaS-derived revenue in accordance with ASC 605-25 Arrangements with Multiple Elements. The Company uses the relative selling price method to allocate the total consideration to units of accounting in a multiple element arrangement, with such pricing based on vendor-specific objective evidence or other third party evidence of selling price if VSOE is not available. SaaS fees are recognized ratably over the term of the arrangement. Professional services, which are deemed to have stand alone value, are recognized as the services are performed.

Maintenance and support fees are recognized ratably over the term of the service period, which is generally twelve months. When maintenance and support is included in the total license fee, a portion of the total fee is allocated to maintenance and support based upon the price paid by the customer when sold separately, generally as renewals in the second year.

Professional service revenues are recognized as the services are performed. If conditions for acceptance exist, professional service revenues are recognized upon customer acceptance. For fixed fee professional service contracts, anticipated losses are provided for in the period in which the loss is probable and can be reasonably estimated. Training revenues are recognized as the services are provided. Included in training revenues are registration fees received from participants in the Company’s periodic off-site user training conferences.

Payments received from customers at the inception of a maintenance period are treated as deferred service revenues and recognized ratably over the maintenance period. Payments received from customers in advance of product shipment or revenue recognition are treated as deferred revenues and recognized when the product is shipped to the customer or when otherwise earned.

Sapphire Stripe Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Table Amounts in Thousands, Except Share and per share Data)

Product Indemnification

The Company’s agreements with customers generally include certain provisions for indemnifying the customer against losses, expenses, and liabilities from damages that may be awarded against the customer in the event that the Company’s products are found to infringe upon a patent, copyright, trademark, or other proprietary right of a third party. The agreements generally limit the scope of remedies for such indemnification obligations in a variety of industry-standards respects, including the Company’s right to replace an infringing product. To date, the Company has not had to reimburse any of its customers for any losses related to these indemnification provisions and no claims were outstanding as of December 31, 2015 and 2014. The Company does not expect that any significant impact on financial position or the results of operations will result from these indemnification provisions.

Goodwill

Goodwill is tested for impairment at least annually (on December 31) or on an interim basis if an event occurs or circumstances change that would likely reduce the fair value of a reporting unit below its carrying value.

Goodwill is tested for impairment at the reporting unit level, using a two-step approach. The first step compares the fair value of a reporting unit to its carrying amounts, including goodwill. If the fair value of the reporting unit is greater than its carrying amount, goodwill is not considered impaired and the second step is not required. If the fair value of the reporting unit is less than its carrying amount, the second step of the impairment test measures the amount of the impairment loss, if any, by comparing the implied fair value of goodwill to its carrying amount. If the carrying amount of goodwill exceeds its implied fair value, an impairment loss is recognized equal to that excess. The implied fair value of goodwill is calculated in the same manner that goodwill is calculated in a business combination, whereby the fair value of the reporting unit is allocated to all of the assets and liabilities of that unit (including any unrecognized intangible assets), with the excess purchase price over the amounts assigned to assets and liabilities representing the implied fair value of goodwill. There was no impairment to goodwill at December 31, 2015 and 2014.

Cash and Cash Equivalents

The Company considers all highly liquid securities with remaining maturities of 90 days or less when purchased to be cash equivalents. Cash equivalents are stated at cost, which approximates fair value, and primarily consist of money market funds and overnight investments that are readily convertible to cash.

Concentrations of Credit Risk

Financial instruments that potentially expose the Company to concentrations of credit risk consist of cash and accounts receivable. The Company believes the concentration of credit risk with respect to cash equivalents is limited because the Company places its investments in triple A rated overnight institutional money market funds. Concentration of credit risk with respect to accounts receivable is limited to certain customers to whom the Company makes substantial sales. The Company generally requires no collateral. To reduce risk, the Company routinely assesses the financial strength of its customers and, as a consequence, believes that its accounts receivable credit risk exposure is limited. The Company maintains an allowance for doubtful accounts and estimated losses but historically has not experienced any significant losses related to individual customers or groups of customers in any particular industry or geographic area.

Sapphire Stripe Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Table Amounts in Thousands, Except Share and per share Data)

The Company had six customers whose accounts receivable balances, including unbilled amounts, individually represented 10% or more of the Company’s total accounts receivable, as follows:

December 31,	2015	2014
Customer A	29.3%	*
Customer B	17.7%	*
Customer C	*	21.2%
Customer D	*	11.9%
Customer E	*	10.7%
Customer F	*	10.3%

*Less than 10% of the Company’s total

The Company had one customer which generated revenue that represented a significant percentage of the Company’s total revenue, as follows:

December 31,	2015	2014
Customer C	13.1%	18.8%

Property and Equipment, net

Property and equipment are recorded at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets, which are indicated in the table below. Repair and maintenance costs are expensed as incurred.

Description	Estimated Useful Lives
Computer software	3 years
Computer hardware	3 years
Furniture and equipment	5-7 years
Leasehold improvements	5 years*

*Leasehold improvements are amortized over the asset’s estimated useful life or expected lease term, whichever is less.

Long-Lived and Other Amortizable Intangible Assets

Long-lived assets are reviewed for impairment if an event or circumstances occur indicating that the assets might be impaired. The impairment test consists of comparing the asset’s carrying amount to the related undiscounted future cash flow. If impaired, the assets are written down to fair value.

Debt Issuance Costs

Debt issuance costs are amortized into interest expense using the effective interest method over the period leading up to the earlier of (i) the maturity date of the debt or (ii) the earliest date at which the debt is redeemable at par by the creditors. Debt issuance costs net of amortization are included in deferred charges and other assets in the consolidated balance sheets. Total net debt issuance costs as of December 31, 2015 and 2014 amounted to $27,000 and $39,000 respectively.

Research and Development Costs

All research and development costs are expensed as incurred. The Company has concluded that technological feasibility is not established until the development stage of the product is nearly complete.

Sapphire Stripe Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Table Amounts in Thousands, Except Share and per share Data)

Computer Software Developed or Obtained for Internal Use

Costs incurred for internal-use software during the preliminary project stage and costs incurred for data conversion, training and maintenance are expensed as incurred. Once the preliminary project stage is completed, external direct costs incurred during the application development stage are capitalized and amortized over the estimated useful life of the asset. There were no costs incurred for internal-use software during the periods ended December 31, 2015 and 2014.

Fair Value Measurements

Fair value is a market-based measurement, which is defined as the price that would be received to sell an asset or transfer a liability in an orderly transaction between market participants at the measurement date. Valuation techniques for fair value measurements, include the market approach (comparable market prices), the income approach (present value of future income or cash flow) and the cost approach (cost to replace the service capacity of an asset or replacement cost), which are each based upon observable and unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s market assumptions. The Company utilizes a fair value hierarchy that prioritizes inputs to fair value measurement techniques into three broad levels:

•	Level 1: Observable inputs such as quoted prices for identical assets or liabilities in active markets.

•

Level 2: Observable inputs other than quoted prices that are directly or indirectly observable for the asset or liability, including quoted prices for similar asset or liabilities in active markets; quoted prices for similar or identical assets or liabilities in markets that are not active; and mode-derived valuations whose inputs are observable or whose significant value drivers are observable.

•	Level 3: Unobservable inputs that reflect the reporting entity’s own assumptions.

The Company’s investment in overnight money market institutional funds, which amounted to $0 and $84,000 at December 31, 2015 and 2014, respectively, is included in cash and cash equivalents on the accompanying consolidated balance sheets and is classified as a Level 1 asset.

The carrying amounts of the Company’s other non-cash financial instruments, including its accounts receivables, accounts payable, accrued expenses and deferred revenue approximate their fair value due to the relatively short-term nature of these instruments.

The $8.5 million carrying value of the Company’s bank debt obligation is considered to be fair value as the effective interest rate approximates market rates.

Income Taxes

In its accounting for uncertainties in income taxes, the Company uses the threshold for recognizing the benefits of tax-return positions in the financial statements as “more-likely-than not” to be sustained by the taxing authorities. As of December 31, 2015 and 2014, the Company believed it had no material uncertain tax positions and accordingly it did not recognize any liability for unrecognized tax benefits.

The Company and its wholly-owned domestic subsidiaries are subject to U.S. federal income tax as well as income tax of multiple state jurisdictions. The Company’s wholly-owned offshore subsidiaries are subject to income taxes imposed by India and the United Kingdom, respectively.

The Company’s practice is to recognize interest and/or penalties related to income tax matters in income tax expense. To date, such interest and penalty charges have not been material. A deferred tax asset or liability is recorded for temporary differences in the bases of assets and liabilities for book and tax purposes and loss carry

Sapphire Stripe Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Table Amounts in Thousands, Except Share and per share Data)

forwards based on enacted rates expected to be in effect when these temporary items are expected to reverse. Valuation allowances are provided to the extent it is more likely than not that all or a portion of the deferred tax assets will not be realized.

Stock-Based Compensation

At December 31, 2015 and 2014, the Company had one stock-based employee and director compensation plan, which is described more fully in Note 8.

The Company measures and records the compensation cost of employee and director services in exchange for stock option grants and other equity awards based on the grant-date fair value of the awards. The values of the portions of the awards that are ultimately expected to vest are recognized as expense over the requisite service periods. The Company accounts for stock options and awards granted to non-employees other than directors using the fair-value method.

Under the fair–value method, compensation associated with equity awards is determined based on the estimated fair value of the award itself, measured using either current market data or an established option pricing model. The measurement date for employee and director awards is generally the date of grant. The measurement date for awards granted to non-employees other than directors is generally the date that performance of certain services is complete.

The Company’s calculations of the fair value of stock option grants were made using the Black-Scholes option pricing model with the following assumptions, and resulted in the following weighted average grant-date fair values of options granted:

December 31,	2015	2014
Risk-free interest rates	1.60-1.95%	1.85-2.05%
Expected volatility	100%	100%
Expected dividends	-	-
Expected term (in years)	5.7	5.7
Weighted average grant-date fair value of options granted during the year	$0.25	$0.24

The risk-free interest rate is derived from the published U.S. Treasury yield curve, based on expected term. The Company uses historical volatility of the Company’s pre-merger common stock and the volatility of comparable software company’s stock to estimate expected volatility. The expected term of options granted was derived from Company historical data including, among other things, option exercises, forfeitures and cancellations.

For the years ended December 31, 2015 and 2014, stock compensation expense amounted to $294,000 and $140,000, respectively.

As of December 31, 2015, unamortized compensation cost, net of estimated forfeitures, related to non-vested stock options and non-vested restricted shares granted under the Company’s stock incentive plans, amounted to $337,000 and $558,000, respectively. These costs are expected to be amortized over weighted average periods of 1.9 years and 1.8 years, respectively.

As of December 31, 2014, unamortized compensation cost, net of estimated forfeitures, related to non-vested stock options and non-vested restricted shares granted under the Company’s stock incentive plans, amounted to $446,000 and $473,000, respectively.

Foreign Currency Translation and Transactions

Where the functional currency of a foreign subsidiary is its local currency, balance sheet accounts are translated at the current exchange rate and income statement accounts are translated at the average exchange rate for the period. Gains and losses resulting from translation are accumulated in a separate component of stockholders’ equity and

Sapphire Stripe Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Table Amounts in Thousands, Except Share and per share Data)

represents the balance in accumulated other comprehensive loss. Gains or losses on foreign currency transactions are recognized in current operations in other, net. For the periods ended December 31, 2015 and 2014, foreign currency transactions gains and losses were not significant.

New Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606), that introduces a new five-step revenue recognition model in which an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This ASU also requires disclosures sufficient to enable users to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers, including qualitative and quantitative disclosures about contracts with customers, significant judgments and changes in judgments, and assets recognized from the costs to obtain or fulfill a contract. This standard is effective for fiscal years beginning after December 15, 2019, including interim periods within that reporting period. The Company is currently evaluating the new guidance to determine the impact, if any, it will have on its consolidated financial statements. The Company has not yet selected a transition method nor has it determined the effect of the standard on its ongoing financial reporting.

In April 2015, the Financial Accounting Standards Board issued Accounting Standards Update (“ASU”) No. 2015-03, Simplifying the Presentation of Debt Issuance Costs (ASU 2015-03), which simplifies the presentation of debt issuance costs related to a recognized debt liability by requiring that they be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The standard is effective for annual periods beginning after December 15, 2015. Early adoption is permitted. The Company is currently evaluating the impact of the pending adoption of ASU 2015-03 on its financial statements.

3.	Accrued Expenses

Accrued expenses consist of the following:

December 31,	2015	2014
Accrued salaries and benefits	$2,457	$2,621
Accrued commissions and bonuses	2,105	618
Accrued consulting and professional fees	462	670
Accrued royalties	341	10
Accrued other	541	616
Total accrued expenses	$5,906	$4,535

4.	Property and Equipment, net

The cost and accumulated depreciation of property and equipment consist of the following:

December 31,	2015	2014
Computer hardware	$3,822	$3,355
Computer software	2,012	1,545
Furniture and equipment	1,176	1,157
Leasehold improvements	766	754
	7,776	6,811
Less-accumulated depreciation	6,211	5,211
Total property and equipment, net	$1,565	$1,600

Sapphire Stripe Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Table Amounts in Thousands, Except Share and per share Data)

Depreciation expense for the years ended December 31, 2015 and 2014 amounted to $1.0 million and $1.2 million, respectively. Disposals of fully-depreciated assets during the periods ended December 31, 2015 and 2014 amounted to $0 and $286,000, respectively.

Property and Equipment under capital leases totaled approximately $384 and $0 at December 31, 2015 and 2014, respectively. Total accumulated depreciation associated with assets under capital leases totaled approximately $11 and $0 at December 31, 2015 and 2014, respectively.

5.	Acquired Intangible Assets, net

The gross carrying value and accumulated amortization of other acquired intangible assets consist of the following:

December 31,	2015	2014
Developed technology	$18,000	$18,000
Customer relationships	11,300	11,300
Services backlog	101	101
	29,401	29,401
Less-accumulated amortization	24,463	21,412
Total acquired intangible assets, net	$4,938	$7,989

Developed technology is being amortized on a straight-line basis over its estimated useful life of eight years. Customer relationships are being amortized over a 10 year period using an accelerated method determined by the projected cash flows related to customer relationships acquired. Services backlog was fully amortized at December 31, 2013.

Projected future annual amortization is as follows:

December 31,
2016	$2,848
2017	1,585
2018	354
2019	151
Total	$4,938

Amortization expense for the years ended December 31, 2015 and 2014 amounted to approximately $3.1 million and $3.4 million, respectively.

6.	Bank Debt

On November 30, 2009, the Company entered into a Loan and Security Agreement (the “Loan Agreement”) with a bank. The Loan Agreement provided for a $7.5 million term loan, a $5.0 million working capital line of credit subject to a borrowing base of 80% of eligible accounts receivable, as defined, and a $600,000 equipment line of credit. In connection with the Loan Agreement, the Company incurred $110,000 in debt issuance costs which were amortized into interest expense using the effective interest method over the period leading up to original maturity date of the $7.5 million term loan. All credit extended under the Loan Agreement was secured by substantially all assets of the Company and the Company was subject to certain financial covenants, as defined.

In 2011 and 2010, the Company entered into several amendments to the Loan Agreement in order to (i) address the Company’s inability at times to comply with several of the agreement’s financial covenants, specifically minimum requirements for cash balances, net working capital and adjusted EBITDA (which is defined as net earnings calculated without including the impact of depreciation and amortization, income taxes, interest expense, stock option charges, and any other non-cash GAAP charges or credits), (ii) defer the onset of scheduled principal

Sapphire Stripe Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Table Amounts in Thousands, Except Share and per share Data)

payments on the term loan by two years, and (iii) defer the maturity dates for the term loan and working capital line of credit by two years and 13 months, respectively. Pursuant to these amendments, all instances of the Company’s non-compliance with the loan’s financial covenants were waived by the bank and some of the financial covenants were either eliminated or revised. As consideration for the loan changes and non-compliance waivers, the bank decreased the working capital line availability by the amount of any outstanding equipment line advances, and increased the interest rate premium over LIBOR for both the term loan and working capital line of credit by 1.0%. In December 2012, the Loan Agreement was amended to defer by three months: (a) the onset of scheduled principal payments on the term loan, and (b) the maturity dates for the term loan and working capital line of credit.

In June 2013, the Loan Agreement was further amended (the “2013 Amendment”), providing for a $7.1 million term loan, a $2.5 million working capital line of credit subject to a borrowing base of 80% of eligible accounts receivable, as defined, and a $550,000 equipment line of credit. Most of the proceeds from the 2013 Amendment were used to pay off the $6.9 million balance outstanding on the original term loan. The $550,000 in proceeds from the equipment line of credit was used to pay for certain capital expenditures. In connection with the 2013 Amendment, the Company incurred $28,000 in debt issuance costs which are being amortized into interest expense using the effective interest method over the period leading up to maturity date of the $7.1 million term loan.

In October 2014, the Loan Agreement was further amended (the “2014 Amendment”), providing for a $5.0 million investor-guaranteed term line and eliminating the $2.5 million working capital line of credit then in effect. Under the investor-guaranteed term line, repayment of which is guaranteed by the Company’s principal owner LLR Partners, Inc., $2.5 million of the line was advanced during 2014 and the remaining $2.5 million was advanced in March 2015. Interest is payable monthly at a rate of either LIBOR plus 3.75% or the bank’s prime rate plus 1.00%. The investor-guaranteed term line has a maturity date of March 31, 2017, however principal amounts of any advances cannot be repaid prior to the repayment of all other loans and lines of credit under the Loan Agreement. Under the 2014 Amendment, all previous financial covenants were terminated and all existing defaults thereunder were waived. Also, the Company is now subject to certain new financial covenants, as defined. In connection with the 2014 Amendment, the Company incurred $27,000 in debt issuance costs which are being amortized into interest expense over the period leading up to the March 31, 2017 maturity date of the investor-guaranteed term line.

The $7.1 million term loan is payable in 19 quarterly principal installments of $375,000 beginning in July 2013, payable on the first business day of each quarter, until the final scheduled principal payment in January 2018. However, the maturity date of this loan has been accelerated to March 31, 2017 pursuant to the 2014 Amendment. Interest thereon is payable quarterly on the last business day of each quarter. Any portion of the term loan may be prepaid without penalty or premium. As of December 31, 2015, $3.4 million of principal was outstanding with $1.5 million classified as short-term debt and $1.9 million classified as long-term debt. As of December 31, 2014, $4.9 million of principal was outstanding with $1.5 million classified as short-term debt and $3.4 million classified as long-term debt

The $550,000 principal amount borrowed under the equipment line of credit is being repaid in thirty-six (36) equal monthly installments of $15,000 plus accrued interest beginning in July 2013. As of December 31, 2015, $92,000 of principal was outstanding with the entire amount classified as short-term debt. As of December 31, 2014, $275,000 of principal was outstanding with $183,000 classified as short-term debt and $92,000 classified as long-term debt.

In May 2015, the Loan Agreement was further amended (the “2015 Amendment”), providing for a $3.5 million investor-guaranteed revolving line of credit. Under the investor-guaranteed revolving line, repayment of which is guaranteed by the Company’s principal owner LLR Partners, Inc., advances may be requested, repaid and reborrowed at any time without penalty prior to the line’s May 5, 2017 maturity date, at which time any outstanding advances must be repaid in full.  Interest is payable monthly at a rate of either LIBOR plus 3.75% or the bank’s prime rate plus 1.00%. In connection with the 2015 Amendment, the Company incurred $9,000 in debt issuance costs which are being amortized into interest expense over the period leading up to the May 2017 maturity date of the investor-guaranteed revolving line. $1.0 million of the line was advanced during 2015 and then repaid in full prior to year’s end, so there is no principal balance outstanding as of December 31, 2015.

Sapphire Stripe Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Table Amounts in Thousands, Except Share and per share Data)

As of December 31, 2015 and 2014, $5.0 and $2.5 million of principal was outstanding under the investor-guaranteed term line and these entire amounts were classified as long-term debt, respectively.

All credit extended under the amended Loan Agreement is secured by substantially all assets of the Company. As of December 31, 2015 and 2014, the Company was in compliance with all loan covenants as amended.

Principal amounts outstanding under the Loan Agreement at December 31, 2015 are payable as follows:

Year ending December 31,
2016	$1,592
2017	6,875

7.	Commitments and Contingencies

The Company leases its facilities under non-cancelable operating lease agreements and certain of its equipment under non-cancelable capital and operating lease agreements through 2017. Rent expense for operating leases was approximately $1.3 million for the years ended December 31, 2015 and 2014. Future minimum lease commitments under all non-cancelable operating and capital leases at December 31, 2015 are approximately as follows:

Year ending December 31,
2016	$1,442
2017	748
2018	341
2019	354
2020	368
Thereafter	166
Total minimum lease payments	$3,419

8.	Stockholders’ Equity

Authorized Capital

The Company has authorized capital stock of 53,100,000 shares, of which (i) 45,600,000 shares are designated as common stock, $0.001 par value per share, (ii) 6,000,000 shares are designated as Series A preferred stock, $10.00 stated value per share, and (iii) 1,500,000 shares are designated as other preferred stock, $0.001 par value per share. The authorized capital stock share count includes increases of 1,500,000 shares and 2,100,000 shares of common stock that were approved by the Company’s board of directors in 2015 and 2014, respectively. At December 31, 2015 and 2014, the Company had reserved 2,934,775 and 3,216,775 shares of common stock, respectively, for issuance to its employees upon the exercise of stock options.

Series A Preferred Stock

When and if declared, holders of the Company’s Series A preferred stock are entitled to receive preferential dividends, which shall accumulate and accrue on a daily basis from date of issuance at an annual rate equal to eight percent (8%) of the aggregate stated value. No dividends have yet been declared or paid. At December 31, 2015 and 2014, the liquidation preference for the Series A preferred stock amounted to $69.8 million (including $27.9 million in cumulative unpaid dividends) and $64.5 million (including $22.6 million in cumulative unpaid dividends), respectively.

Stock Incentive Plan

In August 2009, the Company adopted the Sapphire Stripe Holdings, Inc. 2009 Equity Incentive Plan (“2009 Plan”), which provided for the grant of up to 8,366,667 shares of common stock in the form of incentive stock options,

Sapphire Stripe Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Table Amounts in Thousands, Except Share and per share Data)

nonqualified stock options, restricted stock awards and other stock-based awards. In 2015 and 2014, the Company’s board of directors increased the number of shares of common stock available under the 2009 Plan by shares 1,500,000 and 2,266,666 shares, respectively, to 12,133,333 shares at December 31, 2015. Unissued shares covered by any previous award under the 2009 Plan which expire or are terminated, surrendered or cancelled without having been fully exercised shall be available for future grant under the 2009 Plan. All of the Company’s officers, employees, directors, consultants and advisors are eligible to receive awards under the 2009 Plan.

Stock options granted under the 2009 Plan terminate 10 years after grant and vest over periods set by the Company’s board of directors. The vesting period for options granted to date has been for five years on a ratable basis. The vesting period for restricted stock awards to executives has been ratably over a five-year period. The vesting period for restricted stock awards to non-employee directors has been ratably over a four-year period.

During May 2015, the Company re-issued certain stock options that were granted during 2014 at a price that more accurately represented the fair value of the common stock at date of re-issuance. The Company treated the re-issuance as a modification in accordance with the applicable accounting literature where the incremental fair value calculated at the date of modification was determined to be immaterial.

The following table summarizes stock option activity under the 2009 Plan for the years ended December 31, 2015 and 2014:

	Number of Shares	Weighted Average Exercise Price
Outstanding at January 1, 2014	2,315,133	$0.10
Granted during 2014	1,853,750	0.31
Exercised during 2014	(242,592)	0.09
Cancelled during 2014	(709,516)	0.16
Outstanding at December 31, 2014	3,216,775	$0.21
Granted during 2015	2,110,750	0.16
Exercised during 2015	(137,800)	0.07
Cancelled during 2015	(2,254,950)	0.27
Outstanding at December 31, 2015	2,934,775	$0.13
Exercisable at December 31, 2015	1,261,838	$0.09

At December 31, 2015, the weighted average remaining contractual term and aggregate intrinsic value for outstanding options were 7.6 years and $100,000, respectively. Stock based compensation expense for options that vested during the years December 31, 2015 and 2014 was $211,000 and $68,000, respectively.

Sapphire Stripe Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Table Amounts in Thousands, Except Share and per share Data)

The following table summarizes restricted stock award activity under the 2009 Plan for the years ended December 31, 2015 and 2014:

	Number of Shares	Weighted Average Grant Date Fair Value
Non-vested at January 1, 2014	1,766,934	0.09
Awarded during 2014	1,505,000	0.31
Vested during 2014	(564,489)	0.07
Forfeited during 2014	(413,100)	0.13
Non-vested at December 31, 2014	2,294,345	0.23
Awarded during 2015	1,566,000	0.16
Vested during 2015	(593,871)	0.29
Forfeited during 2015	(686,350)	0.07
Non-vested at December 31, 2015	2,580,124	$0.22

Stock based compensation expense for restricted stock awards that vested during the years December 31, 2015 and 2014 was $83,000 and $72,000, respectively.

9.	Income Taxes

In the years ended December 31, 2015 and 2014, the Company recorded an expense for income taxes of $152,000 and $185,000, respectively. The 2015 and 2014 provisions were entirely comprised of deferred tax expense in connection with deductible goodwill amortization. At December 31, 2015, the Company had approximately $68 million of U.S. federal net operating loss carryforwards, net of limitations imposed by section 382 of the IRS Code, and approximately $10 million of state and $4.1 million of foreign (UK) net operating loss carryforwards. The federal net operating loss carryforwards expire in the years 2019 through 2034 and are subject to certain annual limitations.

Section 382 of the IRS Code and similar state regulations contain provisions that may limit the net operating loss carryforwards available to be used to offset income in any given year upon the occurrence of certain events, including changes in the ownership interest of significant stockholders. The Company experienced a change in ownership on June 25, 2009, the date of the merger with Holdings. As a result of this change of control, the Company’s yearly utilization of its pre-merger federal net operating loss carryforwards is limited to $2.5 million. Consequently, the Company’s available net operating loss carryforwards have been reduced by approximately $129 million. Also, the Company had determined that all of its research and development credit carryforwards had been eliminated in connection with the merger.

The differences between income taxes computed at the U.S. statutory federal income tax rate to the Company’s effective tax are as follows:

Years ended December 31,

	2015	2014
Tax at statutory federal rate	$(2,734)	$(5,028)
Permanent differences	50	(106)
Change in valuation allowance	2,684	5,134
Change in deferred tax liabilities	152	185
Total provision for income taxes	$152	$185

Sapphire Stripe Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Table Amounts in Thousands, Except Share and per share Data)

Due to the uncertainty surrounding the Company’s ability to realize its net operating loss carryforwards and other deferred tax assets, a full valuation allowance has been placed against the related net deferred tax asset.

The tax years subject to examination by major tax jurisdictions include the years 2011 and forward by the U.S. Internal Revenue Service, the years 2010 and forward for certain states and the years 2012 and forward for the United Kingdom.

Significant components of the Company’s deferred tax assets (liabilities) are as follows:

December 31,	2015	2014
Federal net operating loss carryforwards	$23,016	$22,633
State net operating loss carryforwards	10,004	7,961
Foreign net operating loss carryforwards	910	924
Intangible assets	(3,087)	(4,170)
Deferred revenue	2,020	189
Accrued expenses	729	887
Other	(37)	8
Less-valuation allowance	(34,661)	(29,387)
Deferred tax liability	$(1,107)	$(955)

The Company’s deferred tax liability at December 31, 2015 and 2014 of $1.1 million and $955,000, respectively, is comprised entirely of book-tax differences in connection with goodwill.

The changes in the valuation allowance for deferred income taxes are as follows:

	Balance at	Additions
	beginning of	charged to costs		Balance at end
	period	and expenses	Deductions	of period
Year ended December 31, 2015	$ 29,387	$ 5,274	$ -	$ 34,661
Year ended December 31, 2014	21,168	8,219	-	29,387

Under the terms of certain of the Company’s merger agreements, the Company has agreed to not take any action that could violate the tax-free merger status of these mergers. In the event that tax authorities determine that a merger no longer qualifies as a tax-free exchange, the Company may be required to reimburse the selling party to the merger for any additional taxes that may be imposed on the selling party. In such a circumstance, the Company would receive additional tax basis in the assets acquired in the merger.

10.	Employee Benefit Plan

The Company sponsors a 401(k) defined contribution plan as a retirement plan for its qualifying employees. The matching contributions paid by the Company during the years ended December 31, 2015 and 2014 amounted to $230,000 and $262,000, respectively.

11.	Subsequent Events

The Company has considered subsequent events up to March 17, 2017 in preparing these consolidated financial statements.